Exhibit 3.6
[EXECUTION COPY]
LIMITED LIABILITY COMPANY AGREEMENT
of
AURORA DIAGNOSTICS, LLC
          This Limited Liability Company Agreement (this “Agreement”) of Aurora Diagnostics, LLC, a Delaware limited liability (the “Company”), is made as of June 2, 2006, by Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (the “Initial Member”, and together with any party hereafter admitted as a member of the Company in accordance with the terms hereof, the “Members”).
          Intending to be legally bound, the Members hereby agree as follows:
     1. Formation of the Company. The Company was formed upon the execution and filing of a certificate of formation (as amended, the “Certificate”) with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act, as amended (the “Act”).
     2. Term. The Company will have perpetual existence unless terminated in accordance with this Agreement.
     3. Name. The name of the Company will be “Aurora Diagnostics, LLC” or such other name that-complies with applicable law as the Board of Managers of the Company (the “Board”, and each member of the Board shall hereinafter be referred to as a “Manager”) may select from time to time.
     4. Purpose; Powers. The Company is organized for the object and purpose of engaging in all such lawful transactions and business activities as may be determined from time to time by the Board. The Company will have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be lawfully exercised by limited liability companies under the Act.
     5. Registered Office and Agent. The registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. The registered office and/or registered agent of the Company may be changed from time to time in the discretion of the Board.
     6. Members. The name of the Initial Member of the Company is Aurora Diagnostics Holdings, LLC. Except as provided in Section 18 below, New Members may be admitted to the Company at any time and from time to time with the written consent of the Board. The Schedule of Members attached hereto shall be amended to reflect the future admission of each additional Member.
     7. Managers: Board of Managers.
          (i) Management by the Managers. Except for cases in which the approval of the Members is required by this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board and the Board shall make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

          (ii) Board Composition and Election. The Board shall initially consist of five (5) Managers who shall be Wes Lang, James C. New, Thomas S. Roberts, Christopher J. Dean and Peter J. Connolly. Thereafter the number of Managers shall be established from time to time by the Board. The Initial Member shall be entitled to appoint the Managers. Each Manager shall hold office for the term for which such Manager is appointed and thereafter until such Manager’s successor shall have been appointed, or until such Manager’s earlier resignation or removal.
          (iii) Removal; Vacancies; Resignation. Any Manager may be removed from the Board, with or without cause, at the written request of the Initial Member and under no other circumstances. Any Manager position to be filled by reason of an increase in the number of Managers or by any other reason shall be filled by the Initial Member. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
          (iv) Board Meetings. Any determination or action required or permitted to be taken by the Board may be taken at a meeting at which a quorum is present by a majority of the Managers then in office (through meetings of the Board pursuant to this Section 7(iv)). A majority of the Managers shall constitute a quorum sufficient for conducting meetings and making decisions. Regular meetings of the Board may be held on such date and at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called from time to time by any two (2) Managers acting together. Notice of each special meeting of the Board stating the date, place and time of such meeting shall be delivered to each Manager by hand, telephone, telecopy, overnight courier or the U.S. mail at least forty-eight (48) hours prior to any meeting of the Board. Notice may be waived before or after a meeting or by attendance without protest at such meeting. Any action to be taken by the Board may be taken at a meeting of the Board or by a written consent executed by all of the Managers then in office. Managers may participate in a meeting of the Board by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting. Any Manager unable to attend a meeting of the Board may designate another Manager as his or her proxy. The Board may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate.
          (v) Officers. The Board may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Each officer shall hold office until such officer’s successor shall be duly designated and shall qualify or until such officer’s earlier death, resignation or removal. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board.
     8. Contributions. The Initial Member made the capital contributions set forth on the Schedule of Members in exchange for the Units specified thereon on the effective date hereof. The Members may, but shall not be required to, make additional contributions to the capital of the Company; provided, that, no additional contributions to the capital of the Company shall be made without the written consent of the Board. The Board shall maintain the Schedule of Members and amend it as necessary to reflect any capital contribution made by the Members. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash, property or services to the Company as shall be determined by the Board at the time of each such admission. For the purposes hereof, “Unit” means an interest of a Member in the Company representing a fractional part of the interests of all Members and having the rights and obligations specified with respect to such Units in this Agreement.
     9. Allocations of Profits and Losses: Capital Accounts. The Company shall maintain a separate capital account (the “Capital Accounts”) for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company property. The Company’s profits and losses will be allocated among the Members pro rata in accordance with their respective capital contributions.
     10. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board may determine. Distributions shall be made to Members pro rata in accordance with their respective positive Capital Account balances immediately prior to a distribution.
     11. Assignments. Except as provided in Section 18, a Member may assign all or any portion of its Units only (i) with the consent of the Board, which consent may be given or withheld in the Board’s sole discretion, and (ii) upon such assignee’s agreement in writing to be bound by the terms hereof. Upon any such permitted assignment, the assignee will be admitted to the Company as a substitute Member.
     12. Dissolution. The Company will be dissolved and its affairs will be wound up and terminated only upon (i) the affirmative vote of the Board or (ii) an administrative dissolution or the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon dissolution, the Company will be liquidated in an orderly manner by the Board.
     13. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager or officer.
     14. Amendments to Agreement. The terms and provisions of this Agreement may be modified or amended, or amended and restated with the written consent of the Initial Member.
     15. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws (and not the laws of conflicts) of the State of Delaware.
     16. Exculpation and Indemnification.
          (i) Limitation of Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member (including any Manager) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager of the Company. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for debts, liabilities and losses of the Company shall be such Member’s share of the Company’s assets; provided that a Member shall be required to return to the Company any distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members (including any Manager) for liabilities of the Company, except to the extent constituting fraud or willful misconduct by such Members.
          (ii) Indemnification. The Company hereby agrees to indemnify and hold harmless any Member or other person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Indemnified Person (or one or more of such person’s affiliates) by reason of the fact that such Indemnified Person is or was a Member or is or was serving as a Manager, officer, director, principal, member, employee, agent or representative of the Company or is or was serving at the request of the Company as a managing member, manager, officer, director, principal, member, employee, agent or representative of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its affiliates’ (excluding, for purposes hereof, the Company’s and its subsidiaries’) willful misconduct or knowing violation of law or willful breach of this Agreement as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its affiliates’ (excluding, for purposes hereof, the Company’s and its subsidiaries’), employees, agents or representatives contained herein or in any other agreement with the Company or its affiliates. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The right to indemnification and the advancement of expenses conferred in this Section 16(ii) shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise. If this Section 16(ii) or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 16(ii) to the fullest extent permitted by any applicable portion of this Section 16(ii) that shall not have been invalidated and to the fullest extent permitted by applicable law.
          (iii) Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 16 shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise.
     17. Opt-in to Article 8 of the Uniform Commercial Code. The Company shall issue certificates in the name of the Member(s) or such other holders of limited liability company interests (the “LLC Interest Certificates”). Each LLC Interest Certificate shall bear, in effect, the following legend: “Each limited liability company interest in the Company represented by this certificate evidences an interest in the Company and shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American. Bar Association on February 14, 1995 (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code as the Company has “opted-in” to such provisions).” This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation. All Units are “securities” governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware.
     18. No Restrictions on Ability to Pledge. Notwithstanding any other provision in this Agreement, no consent of the Members shall be required to permit (i) the Initial Member to pledge its membership interest as security for a loan to such Initial Member, the Company or any of their respective affiliates, or (ii) a pledgee of the Initial Member’s membership interest in the Company to transfer such membership interest in connection with such pledgee’s exercise of its rights and remedies with respect thereto, or to permit such pledgee or its assignee to be substituted for the Initial Member under this Agreement in connection with such pledgee’s exercise of such rights and remedies.
* * * * *

          IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement as of the date first written above.

MEMBER: AURORA DIAGNOSTICS HOLDINGS, LLC
By:	/s/ James C. New
Its: CEO

Schedule of Members

Aurora Diagnostics Holdings, LLC	1,000	$1,367,521.37